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                                  EXHIBIT 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of Amedia Networks, Inc. and Subsidiary on Post-Effective Amendment No. 1 on Form SB-2 to Form S-2 (File No. 333-126351) of our report which includes an explanatory paragraph as to the Company's ability to continue as a going concern dated February 27, 2006, except for Note 13a(ii), as to which the date is March 13, 2006, Note 13a(iii), as to which the date is April 7, 2006, Note 13c,. as to which the date is March 2, 2006, Note 13d, as to which the date is April 5, 2006, Note 13e, as to which the date is April 12, 2006 and Note 13f, as to which the date is April 7, 2006, with respect to our audit of the consolidated financial statements of Amedia Networks, Inc. and Subsidiary as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

/s/ Marcum & Kliegman LLP
New York, New York
October 24, 2006